UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Director Appointment Letter (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Board of Directors (“the Board”) of SharonAI Holdings Inc. (the “Company”), appointed Mr. Andrew Penn to serve as a member of, and as the Chair of, the Board, effective upon his countersigning the Director Appointment Letter (defined below), to fill a vacancy on the Board of Directors.

Mr. Penn was elected as a Class II director and will serve on the Board until the Company’s 2027 annual meeting of stockholders at which time he will stand for election alongside the Company’s other Class II directors. The Board has appointed Mr. Penn to serve as a member of the Corporate Governance and Nominating Committee, the Compensation Committee and the Audit and Risk Management Committee.

Mr. Penn Andrew Penn is a global business and technology leader with deep experience across financial services, technology, telecommunications, and both digital and physical infrastructure. He currently serves as a Non-Executive Director of Coles Group Limited (ASX: COL) and is Chair of its Audit and Risk Committee. He is also Chair of Visit Victoria and a Senior Adviser with McKinsey & Company.

Mr. Penn previously served as Chief Executive Officer and Managing Director of Telstra Corporation Limited (ASX: TLS) from 2015 to 2022, leading one of Australia’s largest telecommunications and technology companies through major strategic, operational, and technology transformation. Prior to Telstra, he was Chief Executive Officer of AXA Asia Pacific Holdings from 2006 to 2011, overseeing a large-scale financial services business across multiple Asia-Pacific markets.

Mr. Penn has also served as Chair of the Expert Advisory Boards for Australia’s 2020 and 2023 National Cyber Security Strategies, reflecting significant experience in cyber risk governance and national digital resilience. In recognition of his contributions, he was appointed an Officer of the Order of Australia (AO) in the 2023 Australia Day Honours for distinguished service to business, charitable organizations, youth, and the arts.

There is no arrangement or understanding with any person pursuant to which Mr. Penn was appointed as a member of the Board. There are no transactions or relationships between the Company and Mr. Penn that are reportable under Item 404(a) of Regulation S-K. In connection with Mr. Penn’s appointment to the Board, Mr. Penn entered into a Director Appointment Letter dated May 20, 2026, with the Company (the “Director Appointment Letter”). Pursuant to the Director Appointment Letter, Mr. Penn will receive: (a) an initial once-off grant of 40,000 restricted stock units under the Company’s 2025 Omnibus Equity Incentive Plan, which vest in equal amounts on the first anniversary of the date of grant, on the second anniversary of the date of grant and on the third anniversary of the date of grant, (b) an annual grant of 6,944 restricted stock units under the Company’s 2025 Omnibus Equity Incentive Plan, which vest on the first anniversary of the date of grant; and (c) annual cash compensation of $165,000.

The description of the Director Appointment Letter is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 22, 2026, the Company issued a press release announcing the appointment of Andrew Penn to the Board. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment Letter by and between Andrew Penn and SharonAI Holdings Inc. dated May 21, 2026
99.1	Press Release dated May 22, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ Tim Flahvin
	Name:	Tim Flahvin
	Title:	General Counsel

Date: May 22, 2026